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                                                                 EXHIBIT 4.8 (a)

             Thrift-Incentive Plan (TIP) Payout Authorization Form
               For an Employee Terminating Service with the Bank
                         TIP/ESOP Representatives, M-8
                        (312) 444-7613 or (312) 444-4416

_______________________________   __________________________   ________________
Last                              First                        Middle

_______________________________________________________________________________
Street

______________________________   ___________   _______ / / Check if New Address
City                             State         Zip Code

(           )
______________________________
Daytime Phone (after termination)

______________________________   _______________________   ____________________
Signature                        Social Security #         Date

I.  TIP DISTRIBUTION CHOICES
    I understand that I will receive my distribution approximately five weeks after the end of the month following my official termination date, provided I return this form by the deadline stated below.

    / / A. Distribute the entire balance of my TIP account in a lump sum.

    / / B. Distribute my Northern Trust Stock account in shares. Distribute the balance of all other investment funds in my TIP account in a lump sum.

    / / C. Transfer my account balance to the Short-Term Fund and defer payment to the earlier of age 65 or death (only if the vested balance of your account is greater than $3,500). I understand that I may request payment sooner and that it will be paid approximately five weeks after the end of the month in which I make my request. I understand that any outstanding loan balance must be repaid or the loan balance will be considered taxable income.

II. TIP TAX CHOICES
   . The taxable portion of your TIP Account is subject to an automatic 20% Federal income tax withholding on any amount that is not rolled over to an IRA or another Employer's Plan.

   . The after-tax portion of your account is not subject to tax withholding and cannot be rolled over to an IRA or another Employer's Plan.

   . If you do not return this form, the 20 percent withholding will automatically apply to the taxable portion of your TIP distribution.

   Please see the enclosed Special Tax Notice Distributions.
   / / A. Distribute 100% of my balance, cash and any shares, payable to me. I understand 20% tax withholding will apply to the taxable portion of the distribution.

   / / B. Direct Rollover 100% of the taxable portion of my balance, cash and any shares, to the IRA/Employer Plan below.

   / / C. Split my distribution between direct rollover and payable to me. I understand 20% tax withholding will apply to the taxable portion of my distribution made payable to me.

           / / 1. Direct Rollover $______________ in Cash only to the
                  IRA/Employer Plan below. Distribute any remaining cash and shares payable to me.

           / / 2. Direct Rollover _____________ shares of stock to the
                  IRA/Employer Plan below. Distribute any remaining shares and all of my Cash payable to me.

DIRECT ROLLOVER MY CASH/SHARES TO:

Rollover IRA              OR       Another Employer's Qualified Retirement Plan
- --------------------------------------------------------------------------------
Make check payable to:             Make check payable to:
_____________________________      _____________________________________________

_____________________________      _____________________________________________

_____________________________      _____________________________________________

Account # (if available): ______________________________
- --------------------------------------------------------------------------------
YOUR CHECK WILL BE MADE PAYABLE TO THIS IRA/EMPLOYER PLAN AND MAILED TO YOU
FOR DEPOSIT.

TAX FORM ADDRESS
A 1099R form will be mailed to your home address in January of the year following your distribution. Please notify the Benefits Division of any address changes by writing to: The Northern Trust Company, Benefits Division M-8,
50 South LaSalle, Chicago, Illinois 60675.

III. DEADLINE
This form must be received by the last business day of the month in which you are last paid to generate payment. If a form is not received, your balance will remain in the plan until the next month when the following will apply: A TIP account balance greater than $3,500 will be transferred to the Short Term Fund. A balance less than $3,500 will be distributed and Federal income tax will automatically be withheld.